UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

iShares® Dow Jones-UBS Roll Select

Commodity Index Trust

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o iShares® Delaware Trust Sponsor LLC 400 Howard Street San Francisco, CA	94105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on which Each Class is to be Registered	I.R.S. Employer Identification Number
Shares of the iShares® Dow Jones-UBS Roll Select Commodity Index Trust	NYSE Arca, Inc.	46-2428725

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:	333-178376

Securities to be registered pursuant to Section 12(g) of the Exchange Act:	None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered:

The description contained under the heading “Description of the Shares and the Trust Agreement” in the prospectus that forms part of the Registration Statement No. 333-178376, initially filed with the Commission on December 7, 2011, as amended on each of June 22, 2012, February 11, 2013, July 1, 2013, July 30, 2013 and August 2, 2013, and as may be further amended after the date hereof (the “Registration Statement”), is hereby incorporated by this reference and made a part of this filing.

Item 2. Exhibits

No other securities of the registrant are registered on NYSE Arca, Inc. and no securities are being registered under Section 12(g) of the Exchange Act. Accordingly, no exhibits are filed with this Registration Statement on Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

iShares® Delaware Trust Sponsor LLC Sponsor of the iShares® Dow Jones-UBS Roll Select Commodity Index Trust

Date: August 5, 2013	By: /s/ Jack Gee Name: Jack Gee Title: Chief Financial Officer, Principal Accounting Officer